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                                                             EXHIBIT 4(a)(iii)

                        POGO PRODUCING COMPANY

                        _______________________

                           Second Amendment

                     Dated as of December 31, 1993

                                  to

                           Credit Agreement

                    Dated as of September 23, 1992

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     THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of December
31, 1993 (the "Amendment"), between Pogo Producing Company, a Delaware Corporation (the "Borrower"), the various financial institutions which are or may become parties to the Credit Agreement, as amended hereby (collectively, the "Lenders"), Bank of Montreal, acting through its Chicago, Illinois branch, (the "Bank"), as agent (the "Agent") for the Lenders and Banque Paribas, acting through its Houston Agency, as co-agent (the "Co-Agent"), for the Lenders,

                         W I T N E S S E T H

     WHEREAS the Borrower, the Lenders, the Agent and the Co-Agent are parties to a certain Credit Agreement dated as of September 23, 1992, as amended by the First Amendment to Credit Agreement dated as of September 30, 1992, (the "Credit Agreement"); and

     WHEREAS the Borrower desires to amend certain provisions of the Credit Agreement;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

1.  DEFINITIONS.

     1.1 AMENDMENT. The following definitions as set forth in the Credit Agreement are amended in their entirety as set forth below and such definitions, as so amended, are hereby incorporated by reference into the Credit Agreement, as amended by this Amendment:

     "APPLICABLE MARGIN" means, at any time that the Borrower's
     Implied Senior Debt Rating is equal to any rating set forth below, the percentages per annum set forth opposite such Implied Senior Debt Rating for CD Rate Loans and LIBO Rate Loans;

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     provided, that if the Borrower's Implied Senior Debt Rating shall change at any time, the Applicable Margin set forth below shall become effective on the immediately next Quarterly Payment Date:

       MINIMUM IMPLIED SENIOR DEBT RATING FROM STANDARD & POORS
            (or an equivalent rating from Moodys or another
                        approved rating agency)


                                  CD RATE LOANS     LIBO RATE LOANS

     BB- or lower . . . . . . . . .  1 7/8%             1 3/4%
     BB (including BB+) . . . . . .  1 3/4%             1 5/8%
     BBB- or higher     . . . . . .  1 5/8%             1 1/2%


     "BORROWING BASE" means, at any time, that amount, determined in accordance with SECTION 2.6 and calculated using information in the then most recent Reserve Report or Alternate Reserve Report, which equals the lesser of (i) the sum total of (a) the Discounted Present Value of the Future Net Income for each category of Proved Reserves multiplied by (b) the relevant Applicable Percentage for each category of Proved Reserves, and
     (ii) the product of 10/7 times sixty-five percent (65%) of the Discounted Present Value of Future Net Income attributable to the Proved Developed Producing Reserves. During the period from December 31, 1993, to the date of the next determination of the Borrowing Base pursuant to the provisions of SECTION 7.2, the amount of the Borrowing Base shall be One Hundred Million Dollars ($100,000,000) PROVIDED THAT, if pursuant to a Reserve Report dated January 1st of any year the ratio of (x) Borrowing Base to
     (y) Commitment Amount plus the amount of Senior Debt (other than the Loans) that is outstanding on such date which is permitted pursuant to SECTION 8.2(a)(ii) is at least 1.5 to 1.0, then the Borrowing Base shall not be redetermined pursuant to the Alternate Reserve Report dated as of the following July 1st.

     "BORROWING BASE PROPERTIES" means those oil and gas properties of the Borrower or, to the extent provided below, of a Majority-owned Subsidiary of the Borrower (including the Borrower's or such Majority-owned Subsidiary's pro rata share of Qualified Partnership Properties pro rated on the basis of the lesser of
     (i) Borrower's or such Majority-owned Subsidiary's share of income from the partnership and (ii) the Borrower's or such Majority-owned Subsidiary's share of partnership properties or proceeds thereof upon a liquidation of the partnership) included in the most recent Reserve Report or Alternate Reserve Report; PROVIDED, HOWEVER, that Borrowing Base Properties shall not include:
     (i) properties located outside the United States

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     (ii) properties owned by the Borrower's Subsidiaries (other than
     Qualified Partnership Properties to the extent of the Borrower's or its Subsidiary's pro rata share thereof) except as permitted by the provisions of the sentence immediately following, (iii) properties which secure Non-Recourse Indebtedness and (iv) properties subject to Liens other than those permitted under CLAUSES (d), (e), (f), (g) and (i) of SECTION 8.3; PROVIDED THAT, unless the Discounted Present Value of such properties, (i.e., i-iv), in the aggregate, is no more than $5,000,000, no properties of the Borrower or any Majority-owned Subsidiary of Borrower (including the Borrower's or such Majority-owned Subsidiary's pro rata share of Qualified Partnership Properties) included in the most recently delivered Reserve Report or Alternate Reserve
     Report, as the case may be, may be deleted from a subsequent
     Reserve Report or Alternate Reserve Report, including the imposition of a Lien thereon or the securing of Non-Recourse Indebtedness thereby, without the consent of the Required
     Lenders, which consent shall not be unreasonably withheld and shall not require the payment of a fee or other compensation by the Borrower. Notwithstanding the immediately preceding sentence, the Borrower or a Subsidiary of the Borrower may transfer Borrowing Base Properties to one or more Majority-owned Subsidiaries of the Borrower PROVIDED THAT (i) such transfer is permitted pursuant to SECTION 8.8(b) and (ii) the Subsidiary to which such properties are transferred by the Borrower or any Majority-owned Subsidiary of the Borrower shall have executed and delivered to the Agent a Subsidiary Guaranty. Nothing herein shall prevent a Subsidiary from transferring Borrowing Base Properties to the Borrower at any time. Eugene Island Block 330 shall be included as a Borrowing Base Property in the Reserve
     Report dated as of January 1, 1994.

     "CHANGE IN CONTROL" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of fifty percent (50%) or more of the outstanding shares of voting stock of the Borrower.

     "IMPLIED SENIOR DEBT RATING" means that "implied senior debt rating", if any, from time to time assigned to the Borrower by any of Standard & Poors, Moody's or another nationally recognized debt rating agency, PROVIDED THAT such other agency is acceptable to the Agent and Co-Agent.

     "LIEN" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or lien (statutory or other) of any kind or nature whatsoever with respect to any property, real or personal.

     "LOAN DOCUMENT" means this Agreement, the Notes, the Security Documents and any Subsidiary Guaranty.

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     "NON-RECOURSE INDEBTEDNESS"  shall mean any Indebtedness of the
     Borrower and its Subsidiaries with respect to which the holder thereof agrees that (i) the Borrower and its Subsidiaries are not personally liable and (ii) such holder may require payment only to the extent specifically identified properties of the Borrower and its Subsidiaries are available to provide therefor, such matters to be set forth in an agreement or other instrument in form and substance reasonably satisfactory to the Required Lenders.

     "REVOLVING LOAN COMMITMENT AMOUNT" means, on any date, $100,000,000, as such amount may be changed from time to time pursuant to SECTION 2.2.

     "SECURITY DOCUMENTS" means, collectively, the Mortgage, Deed of Trust, Assignment, Security Agreement and Financing Statement from the Borrower or a Subsidiary as the case may be, substantially in the form attached hereto as EXHIBIT H and the Act of Collateral Mortgage (Louisiana) and Collateral Mortgage
     Note, each substantially in the form shown in EXHIBIT I attached hereto and the Security Agreement and Financing Statement (Louisiana), substantially in the form attached hereto in EXHIBIT J, PROVIDED that, any Security Document executed by a Subsidiary of the Borrower shall name such Subsidiary of the Borrower as the Mortgagor and/or Debtor, as the case may be, and shall, in the case of the Mortgage, Deed of Trust, Assignment, Security
     Agreement and Financing Statement and the Security Agreement and Financing Statement (Louisiana), include the obligations of such Subsidiary pursuant to its Subsidiary Guaranty in "Secured Indebtedness" as defined therein.

     "STATED MATURITY DATE"  means

          (a)  with respect to Revolving Loans, June 29, 1996; and

          (b)  with respect to the Term Loans, June 30, 1998.

     "SUBORDINATED INDEBTEDNESS" means (i) the eight percent (8%) Convertible Subordinated Debentures due December 31, 2005 issued by the Borrower pursuant to the Indenture dated as of October 15, 1980, between the Borrower and First Interstate Bank of Texas, Trustee, (ii) the ten and one quarter percent (10.25%)
     Convertible Subordinated Notes due April 1, 1999 issued by the Borrower pursuant to the Note Agreements dated as of April 1, 1984 between the Borrower and each of the Northwestern Mutual
     Life Insurance Company, American General Life Insurance Company, Massachusetts Mutual Life Insurance Company and Mass Mutual Corporate Investors, Inc., (iii) the ten and one quarter percent (10.25%) Convertible Subordinated Notes due April 1, 1999 issued by the Borrower pursuant to the Note Agreements dated as of May 1, 1984 between the Borrower and each of American Gas and Oil Investors and AmGO II, and (iv) new Indebtedness incurred, all or a portion of the proceeds of which are used to repay in whole or in part any issue of Subordinated Indebtedness of the Borrower,

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     PROVIDED THAT:

          (a) such new Indebtedness has covenants regarding the matters set forth in SECTION 8.4 not materially more restrictive to the Borrower than the covenants contained in SECTION 8.4 of this Agreement;

          (b) such new Indebtedness has subordination terms not materially less favorable to the holders of the Notes than the Subordinated Indebtedness to be repaid;

          (c) any principal payments for such new Indebtedness scheduled to be paid are no greater than those under the existing schedule of principal payments prior to such date of the Subordinated Indebtedness being repaid; and

          (d) the maturity dates thereof are no earlier than those of the Subordinated Indebtedness being refinanced.

     "TERM LOAN COMMITMENT AMOUNT" means the least of (i) the aggregate Revolving Loans outstanding to all Lenders as of the Revolving Loan Commitment Termination Date, (ii) the Commitment Amount in effect with respect to Revolving Loans as of the Resolving Loan Commitment Termination Date, or (iii) the Borrowing Base in effect on the Revolving Loan Commitment Termination Date minus all Senior Debt other than the Revolving Loans outstanding on such date.

     1.2 PARTIAL AMENDMENT. The definition of "INDEBTEDNESS" as set forth in the Credit Agreement is partially amended as set forth below and such definition, as so amended, is hereby incorporated by reference into the Credit Agreement as amended by this Amendment:

          (a)  inserting an "and" at the end of clause (f),

          (b) deleting the "; and" at the end of clause (g) and replacing it with a "."; and

          (c)  deleting clause (h) in its entirety.

     1.3  DELETION.  The definition of "EUGENE ISLAND BLOCK 330
PRODUCTION PAYMENT" is no longer used in the Credit Agreement and is therefore deleted in its entirety.

     1.4 ADDITION. The following definitions shall be added to the Credit Agreement:

          (a)  immediately after the definition of "Loan Document",
               the following
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          "MAJORITY-OWNED SUBSIDIARY"  means, with respect to any
          Person, any partnership or joint venture in which such Person is a general partner and any corporation of which more than 90% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

          (b) immediately after the definition of "Subsidiary", the following

          "SUBSIDIARY GUARANTY" means any Guaranty executed and delivered by a Subsidiary of the Borrower pursuant to
          Section 7.10, substantially in the form of EXHIBIT K, as the same may from time to time be amended, supplemented, restated or otherwise modified.

     1.5 USE OF DEFINED TERMS. Unless otherwise defined herein or the context otherwise requires, or except as the definition may be amended by this Amendment, terms used in this Amendment, including its preamble and recitals, shall have the meanings provided in the Credit Agreement, as hereby amended.

2.   AMENDMENTS TO CREDIT AGREEMENT.

     2.1  AMENDMENT OF SECTION 2.1.3(a) OF THE CREDIT AGREEMENT.
Section 2.1.3(a) of the Credit Agreement is hereby amended and replaced in its entirety by the following:

          (a) in the case of Revolving Loans, the aggregate outstanding principal amount of all Revolving Loans outstanding would exceed the lesser of (i) the Revolving Loan Commitment Amount and (ii) the Borrowing Base then in effect minus all other Senior Debt outstanding;

     2.2  PARTIAL AMENDMENT OF SECTION 3.1.2 OF THE CREDIT AGREEMENT.
Section 3.1.2 of the Credit Agreement is hereby amended and partially replaced by the following:

          (a)  The first paragraph of Section 3.1.2 of the Credit
               Agreement is hereby amended and replaced in its entirety as follows:

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               Section 3.1.2  MANDATORY PREPAYMENTS ON REVOLVING
               LOANS. If at any time prior to the Revolving Loan Commitment Termination Date, the aggregate principal amount of all Senior Debt outstanding shall exceed the Borrowing Base then in effect, the Borrower shall, at the Borrower's option, either (i) forthwith repay the Revolving Loans in an aggregate amount equal to such excess or (ii) prepay the Revolving Loans, in no more than five substantially equal monthly installments, in an amount such that upon the conclusion of such mandatory prepayments, the aggregate principal amount of all outstanding Senior Debt will not exceed the Borrowing Base. The first such payment pursuant to CLAUSE (ii) above shall be due within 30 days after the date on which it is first determined that the principal amount of all Senior Debt exceeds such Borrowing Base, and the remaining payments shall be due on the numerically corresponding day of each of the subsequent months. If a subsequent month does not contain a numerically corresponding day, the Borrower shall make such payment on the last Business Day of such month, or if the numerically corresponding day is not a Business Day, such payment will be due on the preceding Business Day.

          (b) The second and third paragraphs of Section 3.1.2 of the Credit Agreement are hereby partially amended and replaced by substituting the phrase "Senior Debt" for the Phrase "Revolving Loans" wherever it appears in such paragraphs.

     2.3  PARTIAL AMENDMENT OF SECTION 3.1.3 OF THE CREDIT AGREEMENT.
Section 3.1.3 of the Credit Agreement is hereby partially amended and replaced by replacing the first paragraph thereof in its entirety with the following:

          Section 3.1.3 MANDATORY PREPAYMENT ON TERM LOANS. If at any time after the making of the Term Loans, the ratio of
          (a) the lesser of (i) the Discounted Present Value of Future Net Income attributable to Proved Reserves or (ii) 10/7 times the Discounted Present Value of Future Net Income attributable to the Proved Developed Producing Reserves (in either case based on the data in the Reserve Report or Alternate Reserve Report, as the case may be, used to determine the Borrowing Base then in effect), to (b) the outstanding principal amount of the Senior Debt shall at any time be less that 1.5 to 1.0, the Borrower shall, at the Borrower's option, either (i) forthwith repay Term Loans in an aggregate amount equal to such deficiency, or (ii) prepay the Term Loans, in no more than five substantially equal monthly installments, in an amount such that, upon the conclusion of such mandatory prepayments, such ratio would
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          be at least 1.5 to 1.0.  The first such payment pursuant to
          CLAUSE(ii) above shall be due within 30 days after the date on which it is first determined that such ratio is less than
          1.5 to 1.0, and the remaining payments shall be due on the numerically corresponding day of each of the subsequent months.


     2.4 AMENDMENT OF SECTION 4.11 OF CREDIT AGREEMENT. Section 4.11 of the Credit Agreement is hereby amended and replaced in its entirety by the following:

          SECTION 4.11. USE OF PROCEEDS. The Borrower shall apply the proceeds of each Borrowing in accordance with the THIRD RECITAL; without limiting the foregoing, and except as permitted by SECTION 8.5(d), no proceeds of any Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 if such acquisition would result in the Borrower's owning more than five percent (5%) of the issuer's outstanding voting stock and no proceeds of any Loan will be used to acquire such stock if such acquisition would result in any violation of F.R.S. Board Regulation U by the Borrower or any Lender.

     2.5  AMENDMENT OF SECTION 5.2.1(D) OF THE CREDIT AGREEMENT.
Section 5.2.1(d) of the Credit Agreement is hereby amended and replaced in its entirety with the following:

          (d) the Commitment Amount plus all Senior Debt outstanding other than the Loans does not exceed the Borrowing Base and the Borrower is in compliance with the Current Ratio and Fixed Charge Coverage Ratio as required by SECTIONS 8.4(c) and 8.4(d), respectively, and, immediately after giving effect to the proposed Borrowing, Senior Debt shall not exceed the Borrowing Base then in effect and the Indebtedness of the Borrower shall not exceed the amount permitted under CLAUSE(a), and Specified Debt shall not exceed the amount permitted under CLAUSE (b), of SECTION 8.4.

     2.6 AMENDMENT OF SECTION 6.8 OF CREDIT AGREEMENT. Section 6.8 of the Credit Agreement is hereby amended and replaced in its entirety by the following:

          SECTION 6.8.  SUBSIDIARIES.  The Borrower has no
          Subsidiaries, except those Subsidiaries

               (a) which are identified in ITEM 6.8 (a) ("Existing Subsidiaries") of the Disclosure Schedule; or

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               (b)  which are permitted to have been acquired or
                    formed in accordance with SECTION 8.5 or 8.7.

     As of September 23, 1992, the Borrower is the record or beneficial owner of the issued and outstanding shares of capital stock of each such corporate Subsidiary which is identified in
     ITEM 6.8(a) of the Disclosure Schedule. Such shares are free and clear of any Liens, including, without limitation, claims arising out of any preemptive rights granted in connection with the issuance of any such shares. All such shares are duly issued, fully paid and nonassessable and there are no outstanding options, warrants or other rights entitling the holder thereof to purchase any shares of capital stock of any such Subsidiary. The Borrower's partnership interest in any Subsidiary organized as a partnership is free and clear of any Liens.

     2.7 AMENDMENT OF SECTION 6.12 OF CREDIT AGREEMENT. Section 6.12 of the Credit Agreement is hereby partially amended and replaced as follows:
          (a) SECTION 6.12 (b) is hereby amended and replaced in its entirety as follows:

                    "(b) to the best knowledge of the Borrower, there
               have been no past, and there are no pending or threatened

                         (i)  claims, complaints, or notices received
                    by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or
                         (ii)  claims, complaints, notices or
                    inquiries to, or requests for information received by, the Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law relating to operations or the condition of any facilities or property (including underlying groundwater) owned, leased or operated by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have or may reasonably
               be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries taken as a whole;"

          (b) SECTION 6.12(d) of the Credit Agreement is hereby amended and replaced as follows:

                    "(d)  to the best knowledge of Borrower, the
               Borrower and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters that are necessary for their
               businesses;".
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     2.8  AMENDMENT OF SECTION 6.14 OF CREDIT AGREEMENT.  Section 6.14
of the Credit Agreement is hereby amended and replaced in its entirety by the following:
          SECTION 6.14. RANK OF INDEBTEDNESS. The obligations of the Borrower to pay the principal of and interest on the Loans made hereunder and the Notes and all other amounts payable by the Borrower hereunder constitute direct and general obligations of the Borrower and rank in right of payment prior to or PARI PASSU with all unsecured indebtedness and liabilities for borrowed money, or other obligations arising out of the extension of credit, of the Borrower. As of December 31, 1993, the Borrower does not have outstanding any such liability or obligation which is subordinated to any other such indebtedness, liability or obligation but which is not subordinated to all indebtedness of the Borrower for money borrowed hereunder and under the Notes. There is no Senior Debt outstanding as of December 31, 1993 other than obligations pursuant to this Agreement, the Notes, and the other Loan Documents.

     2.9 AMENDMENT OF SECTION 6.17 OF CREDIT AGREEMENT. Section 6.17 of the Credit Agreement is hereby amended and replaced in its entirety by the following:

          SECTION 6.17. NO CONTRACTUAL VIOLATION. Borrower has no contract or agreement to which it or any of its Subsidiaries is a party or by which it or its properties are bound (excluding any agreements or contracts governing Indebtedness that do not exceed $1,000,000 at any one time outstanding in the aggregate which have been incurred to vendors to finance acquisition of assets as to the assets financed with such Indebtedness) prohibiting or having the effect of prohibiting the creation or assumption of any Lien upon any of its assets, properties or revenues whether now owned or hereafter acquired, or restricting the ability of the Borrower to amend or otherwise modify this Agreement or any other Loan Document, except as provided in this Agreement and the other Loan Documents.

     2.10 PARTIAL AMENDMENT OF SECTION 7.2 OF THE CREDIT AGREEMENT.
Section 7.2 of the Credit Agreement is hereby partially amended and replaced by (a) deleting the word "and" at the end of paragraph (k) thereof, (b) deleting the period at the end of paragraph (l) thereof and replacing it with a semi-colon and adding the word "and" thereto, and (c) adding the following paragraph (m) to such Section:

          (m) as soon as reasonably possible and in any event within ten (10) Business Days if the principal of the Senior Debt outstanding (including the Loans) shall exceed the Borrowing Base then in effect, notice of such excess.

     2.11 AMENDMENT OF SECTION 7.3 OF CREDIT AGREEMENT. Section 7.3 of the Credit Agreement is hereby amended and replaced in its entirety by the following:
                                  11
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          SECTION 7.3.  COMPLIANCE WITH LAWS, ETC.  The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

               (a) the maintenance and preservation of its corporate or partnership existence and qualification as a foreign corporation or partnership except as contemplated by SECTION
          8.7 or except where the failure to do so would not have a material adverse effect on the business and operations of the Borrowers and its Subsidiaries taken as a whole.

               (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books or except where the failure to do so would not have a material adverse effect on the business or operations of the Borrower and its Subsidiaries taken as a whole.

     2.12 AMENDMENT OF SECTION 7.6 OF CREDIT AGREEMENT. Section 7.6 of the Credit Agreement is hereby amended by inserting the word
"material" immediately prior to the word "business" in the third line of the first sentence of such section 7.6.

     2.13  AMENDMENT OF SECTION 7.7 OF CREDIT AGREEMENT.  Section
7.7 (b) of the Credit Agreement is hereby amended by inserting the word "material" immediately prior to the word "violations" at the beginning of the third line of such section 7.7(b).

     2.14  AMENDMENT OF SECTION 7.8 OF CREDIT AGREEMENT.  Section
7.8 of the Credit Agreement is hereby partially amended and replaced as follows:

          (a) SECTION 7.8(c) is hereby amended by adding the word "or" to the end of the section;

          (b) SECTION 7.8(d) is hereby amended by deleting the "; or" at the end of the section and adding a ".";

          (c)  SECTION 7.8(e) is hereby deleted in its entirety;

          (d) SECTION 7.8(f) is hereby redesignated as Section 7.8(e) and references thereto in the Credit Agreement, including the reference to "CLAUSE (f)" in the carryover paragraph at the top of page 61, are hereby amended to refer to Section 7.8(e) and
     Section 7.8(f) is further amended by:

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          (i)       adding after the word "deliver" in the first line
                    thereof the phrase ", and cause each Subsidiary to which Borrowing Base Properties have been transferred pursuant to SECTION 8.8(b) to execute and deliver,"

          (ii) adding after the phrase "Collateral Agent" in the first line thereof the phrase "the Security
                    Documents,"

          (iii) adding after the word "Borrower" in the tenth line thereof the phrase "or such Subsidiary,"

          (iv) adding after the word "Borrower's" in the eleventh line thereof the phrase "or such Subsidiary's"; and

          (v) adding after the term "(the "Collateral")" in the fifteenth line thereof the phrase "as set forth";

          (e) Section 7.8(g) is hereby amended and replaced in its entirety as follows:

               "(f) deliver to the Agent, within 15 days from the date of occurrence described in CLAUSES (a), (b), (c) or (d) above, a plan setting forth in reasonable detail the manner in which required payments, if any, on the Loans will be made."; and

          (f) The last full paragraph of Section 7.8 is hereby amended by deleting the first sentence thereof in its entirety and by deleting the word "also" in the remaining sentence thereof.

     2.15 AMENDMENT OF SECTION 8.2 OF CREDIT AGREEMENT. Section 8.2 of the Credit Agreement is hereby amended and replaced in its entirety by the following:

          SECTION 8.2. INDEBTEDNESS. The Borrower hereby agrees that it shall not, and shall not permit any of its Subsidiaries to:

               (a) create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Senior Debt, other than, without duplication, the following:

                    (i) Senior Debt in respect of the Loans and other Obligations; and

                    (ii) other Senior Debt not to exceed $10,000,000 in the aggregate at any time outstanding; or

               (b) create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Non-Recourse Indebtedness secured by a Lien on Borrowing Base Properties.

     2.16 AMENDMENT OF SECTION 8.3 OF CREDIT AGREEMENT. Section 8.3 of the Credit Agreement is hereby partially amended as follows:

          (a) Section 8.3(a) is hereby amended and replaced in its entirety by the following:

               "(a) Liens securing payment of the Obligations of Borrower, or obligations of a Subsidiary pursuant to any Subsidiary Guaranty, granted pursuant to any Security Document executed by the Borrower pursuant to SECTION 7.8;"

          (b) Section 8.3(i) is hereby amended by inserting the word "and" at the end of such section;

          (c)  Section 8.3(j) is hereby deleted in its entirety; and

          (d) Section 8.3(k) is hereby amended and replaced in its entirety by the following:

               "(j)  Liens which do not encumber Borrowing Base
          Properties and which secure or relate to Non-Recourse
          Indebtedness."

     2.17 AMENDMENT OF SECTION 8.8 OF CREDIT AGREEMENT. Section 8.8 of the Credit Agreement is hereby amended and replaced in its entirety by the following:

          SECTION 8.8. ASSET DISPOSITIONS. In either of the first two or last two Fiscal Quarters of any Fiscal Year:

               (a) the aggregate value of assets (including cash accounts, accounts receivable, production payments, and capital stock of or partnership interests in Subsidiaries, but excluding oil, gas, and other liquid or gaseous hydrocarbons sold in the ordinary course of business) sold, transferred, leased, contributed, or otherwise conveyed by the Borrower and its Subsidiaries other than to the Borrower or its Subsidiaries, or to which the Borrower and its Subsidiaries may grant options, warrants, or other rights, shall not exceed, in the aggregate, $5,000,000. Notwithstanding the foregoing, the Borrower and its Subsidiaries may grant, sell, or convey production payments as permitted by this Agreement in connection with Non-Recourse Indebtedness. For purposes of this SECTION 8.8(a), the value of any asset is the greater of its book value or fair market value at the time of any disposition; and

               (b) the Discounted Present Value of Borrowing Base Properties sold, transferred, leased, contributed or otherwise conveyed by the Borrower to any Subsidiary shall not exceed, in the aggregate, ten percent (10%) of the Borrowing Base determined pursuant to the most recent Reserve Report or Alternate Reserve Report without first obtaining the consent of the Required Lenders, which consent shall not be unreasonably withheld and shall not require the payment of a fee or other compensation by the Borrower.

     2.18 AMENDMENT OF SECTION 8.9 OF CREDIT AGREEMENT. Section 8.9 of the Credit Agreement is hereby amended and replaced in its entirety by the following:

          SECTION 8.9. MODIFICATION OF CERTAIN AGREEMENTS. The Borrower will not consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to any document or instrument evidencing or governing any existing Subordinated Indebtedness, other than any amendment, supplement or other modification which (a) does not accelerate the date of or increase the amount of any repayment or redemption required pursuant to such agreements, prior to June 30, 1998, (b) does not contain covenants regarding the matters set forth in
     SECTION 8.4 materially more restrictive than the covenants contained in SECTION 8.4 of this Agreement, (c) does not increase the rate of interest payable or fees and other compensation, except to the extent such fees and other compensation are usual and customary for transactions of such type, and (d) does not contain or result in subordination terms materially less favorable to holders of the Notes than the original terms. After giving effect to any amendment, supplement, or modification which conforms to CLAUSES (a), (b), (c), and (d) of this SECTION 8.9, the Indebtedness of the Borrower shall not exceed the limits permitted pursuant to CLAUSE (a) of SECTION 8.4.

     2.19  DELETION OF SECTION 8.11 OF CREDIT AGREEMENT.  The text of
Section 8.11 of the Credit Agreement is deleted in its entirety and is hereby replaced by the phrase "{Intentionally Omitted}".

     2.20  AMENDMENT OF SECTION 8.12 OF CREDIT AGREEMENT.  Section
8.12 of the Credit Agreement is hereby amended and replaced in its entirety by the following:

          SECTION 8.12. NEGATIVE PLEDGES, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document, any agreement related to Indebtedness permitted under SECTION 8.2(a)(ii) and any agreement governing Indebtedness not to exceed $1,000,000 at any one time outstanding in the aggregate which is incurred to vendors to finance acquisitions of assets as to the assets financed with proceeds of such Indebtedness) prohibiting or having the effect of prohibiting the creation or assumption of any Lien upon any of its properties, revenues or assets, whether now owned or hereafter acquired, or restricting the ability of the Borrower to amend or otherwise modify this Agreement or any other Loan Document; PROVIDED, HOWEVER, that any agreement related to Indebtedness permitted under SECTION 8.2(a)(ii), which is excluded from the provisions of this SECTION 8.12, shall not prohibit the Lenders from exercising their rights pursuant to
     SECTION 7.8 hereof.

     2.21  AMENDMENT OF SECTION 9.1.3 OF CREDIT AGREEMENT.  Section
9.1.3 of the Credit Agreement is hereby amended and replaced in its entirety by the following:

          SECTION 9.1.3 NON-PERFORMANCE OF CERTAIN COVENANTS AND OBLIGATIONS. The Borrower shall default in the due performance and observance of any of its obligations under ARTICLE VIII (excluding SECTION 8.4) and, with respect to SECTION 8.3, 8.5 or 8.6, such default shall continue unremedied for a period of five
     (5) Business Days after notice thereof shall have been given to the Borrower by the Agent or any Lender.

     2.22 AMENDMENT OF SECTIONS 9.1.5 AND 9.1.6 OF CREDIT AGREEMENT. The amount of "$1,000,000" set forth in the first sentence of each of Sections 9.1.5 and 9.1.6, respectively, is hereby deleted and replaced by "$5,000,000" in each section.

     2.23 ADDITION. ARTICLE VII is hereby amended by the addition of a new Section 7.10 as follows:

          SECTION 7.10 SUBSIDIARY GUARANTIES. Prior to, or contemporaneous with, the transfer by Borrower of a Borrowing Base Property to a Subsidiary of Borrower, Borrower shall cause such Subsidiary to execute and deliver to the Lenders a Subsidiary Guaranty if such Subsidiary has not previously executed a similar Guaranty for the benefit of the Lenders.

     2.24 AMENDMENT OF PERCENTAGES. The Percentage shown opposite the signature of each Lender is hereby amended and replaced with the Percentage indicated opposite the name of such Lender shown below:

          Bank of Montreal                        31%
          Banque Paribas                          25%
          The First National Bank of Boston       22%
          NBD Bank, N.A.                          22%

     2.25 PARTIAL AMENDMENT OF EXHIBIT B. Exhibit B of the Credit Agreement is hereby partially amended as follows:

     (a) The word "and" is deleted from the last line of clause (a) of the third paragraph thereof;

     (b) the period after the last line of clause (b) of the third paragraph thereof is replaced with a semicolon and the word "and" added; and

     (c) an additional clause (c) which reads as follows is added to the third paragraph thereof:

          (c) Senior Debt, both before and after giving effect to the borrowing requested hereby, is not in excess of the Borrowing Base.

     2.26 PARTIAL AMENDMENT OF EXHIBIT H. Exhibit "H" ("Mortgage, Deed of Trust, Assignment, Security Agreement and Financing
Statement") of the Credit Agreement is hereby partially amended as follows:

     (a) The Preface of Exhibit H of the Credit Agreement is hereby partially amended by deleting from the fourteenth line of such Preface the phrase "and other holders of Senior Debt."

     (b) Section 1.1(a) of Exhibit H of the Credit Agreement is hereby partially amended by (i) deleting from the first line of such Section the phrase "Senior Debt" and replacing such phrase with the word "Loans" and (ii) deleting from the thirteenth and fourteenth lines of such Section the phrase
          "and {describe other indebtedness and identify 'Other Notes'} ."

     (c) Section 1.1(b) of Exhibit H of the Credit Agreement is hereby partially amended by deleting from the second and third lines of such Section the phrase "or Other Notes."

     (d) Section 2.1 of Exhibit H of the Credit Agreement is hereby partially amended by deleting from the last line of such Section the phrase "and the Other Notes."

     (e) Section 2.3 of Exhibit H of the Credit Agreement is hereby partially amended by deleting from the tenth line of such Section the phrase "any of the Other Notes,".

     (f) Section 3.2 of Exhibit H of the Credit Agreement is hereby partially amended by replacing the first indented subparagraph of such Section in its entirety with the following:

               FIRST: To the payment and satisfaction of all costs and expenses incurred in connection with the collection of such proceeds, and to the payment of all items of the Secured Indebtedness not evidenced by any Note.

     (g) Section 6.5 of Exhibit H of the Credit Agreement is hereby partially amended by deleting from the fourteenth line of such Section the phrase "and the Other Notes."

     (h) Section 6.7 of Exhibit H of the Credit Agreement is hereby partially amended by deleting from the second, sixth and seventh lines of such Section the phrase "or the Other Notes."

     (i) Section 6.8 of Exhibit H of the Credit Agreement is hereby partially amended by deleting from the second and fourth lines of such Section the phrase "or the Other Notes."

     2.27 PARTIAL AMENDMENT OF EXHIBIT J.  Exhibit J ("Security
Agreement and Financing Statement (Louisiana)") of the Credit
Agreement is hereby partially amended and replaced as follows:

     (a) The Preface of Exhibit J of the Credit Agreement is hereby partially amended by deleting from the twelfth line of such Preface the phrase "and other holders of Senior Debt."

     (b) Section 1.1(a) of Exhibit J of the Credit Agreement is hereby partially amended by (i) deleting from the first line of such Section the phrase "Senior Debt" and replacing such phrase with the word "Loans" and (ii) deleting from the thirteenth and fourteenth lines of such Section the phrase "and {describe other indebtedness and identify 'Other Notes'}."

     (c) Section 1.1(b) of Exhibit J of the Credit Agreement is hereby partially amended by deleting from the second and third lines of such Section the phrase "or Other Notes."

     (d) Section 2.1 of Exhibit J of the Credit Agreement is hereby partially amended by deleting from the last line of such Section the phrase "and the Other Notes."

     (e) Section 2.3 of Exhibit J of the Credit Agreement is hereby partially amended by deleting from the tenth line of such Section the phrase "any of the Other Notes,".

     (f) Section 3.2 of Exhibit J of the Credit Agreement is hereby partially amended by replacing the first indented subparagraph of such Section in its entirety with the following:

               FIRST: To the payment and satisfaction of all costs and expenses incurred in connection with the collection of such proceeds, and to the payment of all items of the Secured Indebtedness not evidenced by any Note.

     (g) Section 5.3 of Exhibit J of the Credit Agreement is hereby partially amended by deleting from the eight line of such Section the phrase "the Other Notes."

     (h) Section 6.4 of Exhibit J of the Credit Agreement is hereby partially amended by deleting from the fifteenth and sixteenth lines of such Section the phrase "and the Other Notes."

     (i) Section 6.5 of Exhibit J of the Credit Agreement is hereby partially amended by deleting from the second, sixth and seventh lines of such Section the phrase "or the Other Notes."

     (j) Section 6.6 of Exhibit J of the Credit Agreement is hereby partially amended by deleting from the second and fourth lines of such Section the phrase "or the Other Notes."

     2.28 ADDITION OF EXHIBIT K. EXHIBIT A to this Amendment is hereby added to the Credit Agreement as Exhibit K thereto.

3.  REPRESENTATIONS AND WARRANTIES.

     In order to induce the Lenders and the Agent to enter into this Amendment, the Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Article VI of the Credit Agreement (except to the extent any such representation and warranty relates solely to an earlier date) and additionally represents and warrants as follows:

     3.1 ORGANIZATION. The Borrower and each of its corporate Subsidiaries is a corporation validly organized and existing and in good standing under the laws of the state, or country, of its incorporation, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except where failure to qualify would not have a material adverse effect on the business or financial condition of the Borrower and its Subsidiaries taken as a whole or the Borrower's ability to perform the Loan Documents, as such may be amended hereby, or this Amendment. Each of the Borrower's Subsidiaries which is organized as a partnership is validly organized and existing and in good standing under the laws of the state of its formation, and is duly qualified to do business and is in good standing as a foreign partnership where the nature of its business requires such qualification, except where failure to qualify would not have a material adverse effect on the business or financial condition of the Borrower, or the Borrower and its Subsidiaries taken as a whole or the Borrower's ability to perform under the Loan Documents, as such may be amended hereby, or this Amendment. The Borrower and each of its Subsidiaries has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under the Credit Agreement, as amended hereby, each other Loan Document and this Amendment and to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

     3.2 DUE AUTHORIZATION, NON-CONTRAVENTION. The execution, delivery and performance by the Borrower of this Amendment, the New Notes (as defined hereafter) and the consummation of the transactions contemplated hereby and by the Loan Documents as so amended, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not

          (a)  contravene the Borrower's Organic Documents;

          (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or any Subsidiary; or

          (c) result in, or require the creation or imposition of, any Lien on any properties of the Borrower or its Subsidiaries except as Liens will be imposed, created, or required upon execution and delivery of the Security Documents pursuant to
     SECTION 7.8 of the Credit Agreement.

     3.3 GOVERNMENTAL APPROVAL. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery or performance by the Borrower of this Amendment or the Notes.

     3.4 VALIDITY, ETC. This Amendment and the Loan Documents as amended hereby constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms except as such enforceability is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or similar law relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including concepts of materiality, reasonableness, good faith and fair dealing.


4.   CONDITIONS TO EFFECTIVENESS.

     The effectiveness of this Amendment is conditioned upon receipt by the Agent of all the following documents, each in form and substance satisfactory to the Agent:

          (a) a certificate of the Secretary or Assistant Secretary of the Borrower, certifying as to (i) resolutions of the Board of Directors of the Borrower approving the execution, delivery and performance of this Amendment and the New Notes (as herein defined); (ii) the By-laws of the Borrower; (iii) the incumbency and signatures of the officers authorized to execute this Amendment and the New Notes on behalf of the Borrower;

          (b)  an opinion of Gerald A. Morton, Associate General
     Counsel of the Borrower;

          (c) new Notes in a form satisfactory to the Agent (the "New Notes") for delivery to the Lenders, such New Notes to be in exchange for and not in payment of the Notes now held by the Lenders and in the amount of such Lender's Commitment, as amended hereby.

5.  EFFECT OF AMENDMENT.
     This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby. All references in the Credit Agreement or any other Documents to the Notes shall be deemed to refer to the New Notes. All references in the Credit Agreement to Exhibit B shall be deemed to refer to Exhibit B as amended hereby. All references in the Credit Agreement or any other document to the Mortgage, Deed of Trust, Assignments, Security Agreement and Financing Statement shall be deemed to refer to such document as amended hereby and each reference in the Credit Agreement to Exhibit H shall be to Exhibit H as amended hereby. All references in the Credit Agreement or any other document to the Security Agreement and Financing Statement (Louisiana) shall be deemed to refer to such document as amended hereby and each reference in the Credit Agreement to Exhibit J shall refer to Exhibit J as amended hereby.

6.  GOVERNING LAW, SEVERABILITY, ETC.

     THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable laws, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

     THIS WRITTEN AMENDMENT AND THE CREDIT AGREEMENT AS AMENDED BY THIS AMENDMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

7.  MISCELLANEOUS.

     7.1 SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     7.2 COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     7.3 EFFECTIVENESS. This Amendment shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent, all conditions set forth in Section 4 hereof have been fulfilled and notice thereof shall have been given by the Agent to the Borrower and each Lender.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

                              POGO PRODUCING COMPANY

                              By:   /s/ D. STEPHEN SLACK
                              Name:     D. Stephen Slack,
                              Title:    Senior Vice President, Finance

                              BANK OF MONTREAL,

                              acting through its U.S. branches
                              and agencies, including initially its
                              Chicago Illinois branch, as Agent

                              By:   /s/ MARK M. GREEN
                              Name:     Mark M. Green
                              Title:    Director

                              BANQUE PARIBAS

                              acting through its Houston Agency, as
                              Co-Agent
                              By:   /s/ BARTON D. SCHOUEST
                              Name:     Barton D. Schouest
                              Title:    Group Vice President

                              By:   /s/ PATRICK J. MILON
                              Name:     Patrick J. Milon
                              Title:    SVP-Deputy General Manager

                              BANK OF MONTREAL

                              By:   /s/ MARK M. GREEN
                              Name:     Mark M. Green
                              Title:    Director

                              BANQUE PARIBAS

                              By:   /s/  BARTON D. SCHOUEST
                              Name:      Barton D. Schouest
                              Title:     Group Vice President

                              By:   /s/ PATRICK J. MILON
                              Name:     Patrick J. Milon
                              Title:    SVP-Deputy General Manager

                              NBD BANK, N.A.

                              By:   /s/ DOUGLAS R. LIFTMAN
                              Name:     Douglas R. Liftman
                              Title:    Vice President

                              THE FIRST NATIONAL BANK OF BOSTON

                              By:   /s/ GEORGE W. PASSELA
                              Name:     George W. Passela
                              Title:    Managing Director

                   EXHIBIT A TO THE SECOND AMENDMENT                 EXHIBIT K

                               GUARANTY


     THIS GUARANTY (this "GUARANTY"), dated as of _____ __, 19__, made by {NAME OF SUBSIDIARY}, a __________ (the "GUARANTOR"), in favor of each of the Lender Parties (as defined below).

                         W I T N E S S E T H:

     WHEREAS, pursuant to a Credit Agreement, dated as of September 23, 1992, and amended as of September 30, 1992 and
December ___, 1993 (as so amended and together with all further amendments and other modifications, if any, from time to time thereafter made thereto, the "CREDIT AGREEMENT"), among Pogo Producing Company, a Delaware corporation (the "BORROWER"), the various commercial lending institutions (individually a "LENDER" and collectively the "LENDERS") as are, or may from time to time become, parties thereto and Bank of Montreal, acting through its Chicago, Illinois branch, as agent (together with any successor(s) thereto in such capacity, the "AGENT") for the Lenders and Banque Paribas, acting through its Houston Agency, as co-agent (the "CO-AGENT") for the Lenders, the Lenders have extended Commitments to make Loans to the Borrower; and

     WHEREAS, the Guarantor has duly authorized the execution, delivery and performance of this Guaranty; and

     WHEREAS, it is in the best interests of the Guarantor to execute this Guaranty inasmuch as the Guarantor will derive substantial direct and indirect benefits from Loans made from time to time to the Borrower by the Lenders pursuant to the Credit Agreement;

     NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lenders to make Loans (including the initial Loans) to the Borrower pursuant to the Credit Agreement, the Guarantor agrees, for the benefit of each Lender Party, as follows:


                               ARTICLE I

                              DEFINITIONS

     SECTION 1.1. CERTAIN TERMS. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

     "AGENT" is defined in the FIRST RECITAL.

     "BORROWER" is defined in the FIRST RECITAL.

     "CO-AGENT" is defined in the FIRST RECITAL.

     "CREDIT AGREEMENT" is defined in the FIRST RECITAL.

     "GUARANTOR" is defined in the PREAMBLE.

     "GUARANTY" is defined in the PREAMBLE.

     "LENDER" is defined in the FIRST RECITAL.

     "LENDER PARTY" means, as the context may require, any Lender, the Agent, the Co-Agent or the Collateral Agent and each of the respective successors, transferees and assigns of any of the foregoing.

     "LENDERS" is defined in the FIRST RECITAL.

     "OBLIGATIONS" means all obligations (monetary or otherwise) of the Borrower arising with respect to the Credit Agreement, the Notes, or any other Loan Document.

     "OBLIGOR" means the Borrower or any other Person (other than the Agent, Co-Agent or any Lender) obligated under any Loan Document.

     SECTION 1.2. CREDIT AGREEMENT DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.

                              ARTICLE II

                          GUARANTY PROVISIONS

     SECTION 2.1. GUARANTY. The Guarantor hereby absolutely, unconditionally and irrevocably
          (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of the Borrower now or hereafter existing under the Credit Agreement, the Notes and each other Loan Document to which the Borrower is or may become a party, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under
     Section 362(a) of the United States Bankruptcy Code, 11 U.S.C.
     Section 362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. Section 502(b) and Section 506(b)), and

          (b) indemnifies and holds harmless each Lender Party and each holder of a Note for any and all costs and expenses
     (including reasonable attorney's fees and expenses) incurred by such Lender Party or such holder, as the case may be, in enforcing any rights under this Guaranty;

PROVIDED, HOWEVER, that the Guarantor shall be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that any Lender Party or any holder of any Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower or any other Obligor (or any other Person) before or as a condition to the obligations of the Guarantor hereunder.

     SECTION 2.2. ACCELERATION OF GUARANTY. The Guarantor agrees that, in the event of the dissolution or insolvency of the Guarantor, or the inability or failure of the Guarantor to pay debts as they become due, or an assignment by the Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect of the Guarantor under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Obligations of the Borrower may not then be due and payable, the Guarantor will pay to the Lenders forthwith the full amount which would be payable hereunder by the Guarantor if all such Obligations were then due and payable.

     SECTION 2.3. GUARANTY ABSOLUTE, ETC. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of the Borrower have been paid in full, all obligations of the Guarantor hereunder shall have been paid in full and all Commitments shall have terminated. The Guarantor guarantees that the Obligations of the Borrower will be paid strictly in accordance with the terms of the Credit Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party or any holder of any Note with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:
          (a) any lack of validity, legality or enforceability of the Credit Agreement, any Note or any other Loan Document;

          (b) the failure of any Lender Party or any holder of any Note
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
               (i) to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Obligor or any other Person (including any other guarantor) under the provisions of the Credit Agreement, any Note, any other Loan Document or otherwise, or

               (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Obligations of the Borrower or any other Obligor;

          (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower or any other Obligor, or any other extension, compromise or renewal of any Obligation of the Borrower or any other
     Obligor;

          (d) any reduction, limitation, impairment or termination of any Obligations of the Borrower or any other Obligor for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations of the Borrower, any other Obligor or otherwise;

          (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note or any other Loan
     Document;

          (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Lender Party or any holder of any Note securing any of the Obligations of the Borrower or any other Obligor; or

          (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Obligor, any surety or any guarantor.

     SECTION 2.4. REINSTATEMENT, ETC. The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Lender Party or any holder of any Note, upon the insolvency, bankruptcy or reorganization of the Borrower, any other Obligor or otherwise, all as though such payment had not been made.

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
     SECTION 2.5. WAIVER, ETC. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of the Borrower or any other Obligor and this Guaranty and any requirement that the Agent, any other Lender Party or any holder of any Note protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the Borrower, any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations of the Borrower or any other Obligor, as the case may be.

     SECTION 2.6. WAIVER OF SUBROGATION. The Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Borrower or any other Obligor that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under this Guaranty or any other Loan Document, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of the Lender Parties against the Borrower or any other Obligor or any collateral which the Agent or other Lender Party now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Borrower or any other Obligor, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence and the Obligations shall not have been paid in cash in full and the Commitments have not been terminated, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for, the Lender Parties, and shall forthwith be paid to the Lender Parties to be credited and applied upon the Obligations, whether matured or unmatured. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

     SECTION 2.7. SUCCESSORS, TRANSFEREES AND ASSIGNS; TRANSFERS OF NOTES, ETC. This Guaranty shall:

          (a) be binding upon the Guarantor, and its successors, transferees and assigns; and

          (b) inure to the benefit of and be enforceable by the Agent and each other Lender Party.

Without limiting the generality of the foregoing CLAUSE (b), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all rights benefits, duties and obligations in respect thereof granted to such Lender under any Loan Document (including this Guaranty) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Article X and Sections 11.11, 11.12 and 11.14 of the Credit Agreement.

                              ARTICLE III

                    REPRESENTATIONS AND WARRANTIES

     SECTION 3.1. REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants unto each Lender Party as set forth in this Article.

     SECTION 3.1.1. ORGANIZATION, ETC. {The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except where failure to qualify would not have a material adverse effect on the business or financial condition of the Guarantor or on its ability to perform its Obligations pursuant to this Guaranty and each other Loan Document to which it is a party.} {The Guarantor is a partnership duly organized, validly existing and in good standing under the laws of the State of its formation, and is duly qualified to do business and is in good standing as a foreign partnership where the nature of its business requires such qualification, except where failure to qualify would not have a material adverse effect on the business or financial condition of the Guarantor or the Guarantor's ability to perform its Obligations under this Guaranty and any other Loan Documents to which it is a party.} The Guarantor has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Guaranty and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

     SECTION 3.1.2. DUE AUTHORIZATION, NON-CONTRAVENTION, ETC. The execution, delivery and performance by the Guarantor of this Guaranty and each other Loan Document, including the Security Documents executed or to be executed by it, are within the Guarantor's
{corporate} {partnership} powers, have been duly authorized by all necessary {corporate} {partnership} action, and do not

          (a)  contravene the Guarantor's {Organic Documents}
     {partnership agreement};

          (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Guarantor; or

          (c) result in, or require the creation or imposition of, any Lien on any properties of the Guarantor, except as Liens will be imposed, created, or required upon execution and delivery of the Security Documents pursuant to Section 7.8 of the Credit Agreement.

     SECTION 3.1.3. GOVERNMENT APPROVAL, REGULATION, ETC. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery or performance by the Guarantor of this Guaranty or any other Loan Document to which it is or will be a party. The Guarantor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 3.1.4. VALIDITY, ETC. This Guaranty constitutes, and the Security Documents and each other Loan Document executed by the Guarantor will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Guarantor, enforceable in accordance with their respective terms except as such enforceability is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or similar law relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including concepts of materiality, reasonableness, good faith and fair dealing.


                              ARTICLE IV

                            COVENANTS, ETC.

     SECTION 4.1. AFFIRMATIVE COVENANTS. The Guarantor covenants and agrees that, so long as any portion of the Obligations shall remain unpaid or any Lender shall have any outstanding Commitment, the Guarantor will, unless the Required Lenders shall otherwise consent in writing, perform the obligations set forth in this Section.

     SECTION 4.1.1. The Guarantor hereby agrees that upon the occurrence of any event or condition described in clauses (a) through
(d) of Section 7.8 of the Credit Agreement, it will execute and deliver to the Collateral Agent such Security Documents as may be required or the Agent may request and cause each such Security Document to be filed, registered and recorded, as the law may require or the Agent may request, in each jurisdiction where so required or requested, and deliver to the Collateral Agent an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration and recordation, in order to mortgage, assign, grant a security interest in and pledge to the Collateral Agent, acting on behalf of the Lenders, the entire right, title and interest of the Guarantor (and, with respect to any Qualified Partnership Properties, the Guarantor's PRO RATA share of the right, title and interest of any partnership) in and to the Borrowing Base Properties and related property interests, both real and personal, and the proceeds thereof

(the "COLLATERAL") as set forth in such request, and to perfect and evidence the first priority of all such Security Documents (subject to liens and encumbrances permitted by the terms of such instruments). Except as noted below, Section 7.8 of the Credit Agreement, all related definitions and all ancillary provisions are hereby incorporated by reference herein as if set out in full herein, PROVIDED that (a) all references in clause (e) to "the Borrower," "the Borrower or any of its Subsidiaries" and "the Borrower or its Subsidiary" shall be deemed to be a reference to "the Guarantor", "the Guarantor or any of its Subsidiaries" or "the Guarantor or its Subsidiaries," as the case may be, and (b) any provision of such
Section 7.8 requiring that the Borrower will cause its Subsidiary or Subsidiaries to take any action or will not permit its Subsidiary or Subsidiaries to take any action will be deemed to require that the Guarantor take, or refrain from taking (as the case may be), such action.

     SECTION 4.2. NEGATIVE COVENANTS. The Guarantor covenants and agrees that, so long as any portion of the Obligations shall remain unpaid or any Lender shall have any outstanding Commitment, the Guarantor will not, without the prior written consent of the Required Lenders, do anything prohibited in this Section.

     SECTION 4.2.1. The Guarantor shall not transfer any Borrowing Base Properties of the Guarantor in any manner except to the Borrower or to another Subsidiary of the Borrower which has executed a Subsidiary Guaranty in form and substance satisfactory to the Agent.

                               ARTICLE V

                       MISCELLANEOUS PROVISIONS

     SECTION 5.1. LOAN DOCUMENT. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

     SECTION 5.2. BINDING ON SUCCESSORS, TRANSFEREES AND ASSIGNS; ASSIGNMENT. In addition to, and not in limitation of, SECTION 2.7, this Guaranty shall be binding upon the Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Lender Party and each holder of a Note and their respective successors, transferees and assigns (to the full extent provided pursuant to SECTION 2.7); PROVIDED, HOWEVER, the Guarantor may not assign any of its obligations hereunder without the consent of the Required Lenders.

     SECTION 5.3. AMENDMENTS, ETC. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 5.4. ADDRESSES FOR NOTICES TO THE GUARANTOR. All notices and other communications hereunder to the Guarantor shall be in writing or by telex, or by facsimile delivered or transmitted to it, addressed to it at the address, telex or facsimile number set forth below its signature hereto or at such other address, telex or facsimile number as shall be designated by the Guarantor in a written notice to the Agent at the address, telex or facsimile number specified in the Credit Agreement complying as to delivery with the terms of this Section. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

     SECTION 5.5. NO WAIVER; REMEDIES. In addition to, and not in limitation of, SECTION 2.3 and SECTION 2.5, no failure on the part of any Lender Party or any holder of a Note to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 5.6. SECTION CAPTIONS. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

     SECTION 5.7. SETOFF. In addition to, and not in limitation of, any rights of any Lender Party or any holder of a Note under applicable law, each Lender Party and each such holder shall, upon the occurrence of any Default described in any of CLAUSES (a) through (d) of Section 9.1.9. of the Credit Agreement or any Event of Default, have the right to appropriate and apply to the payment of the obligations of the Guarantor owing to it hereunder, whether or not then due, and the Guarantor hereby grants to each Lender Party and each such holder a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Guarantor then or thereafter maintained with such Lender Party or such holder and any and all property of every kind or description of or in the name of the Guarantor now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, such Lender Party, such holder or any agent or bailee for such Lender Party or such holder; PROVIDED, HOWEVER, that any such appropriation and application shall be subject to the provisions of Section 4.9 of the Credit Agreement.

     SECTION 5.8. SEVERABILITY. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

     SECTION 5.9. GOVERNING LAW, ENTIRE AGREEMENT, ETC. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

     THIS GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                {NAME OF SUBSIDIARY}


                                By:
                                Title:
                                Address:

                                Attention:
                                Telecopy: